Exhibit 99.1

NewLink Genetics Announces Final Results from Phase 2 Studies of Indoximod in Advanced Melanoma and Metastatic Pancreatic Cancer to be Presented at ASCO 2018

Ames, Iowa, May 16, 2018 -- NewLink Genetics Corporation (NASDAQ:NLNK) today announced that abstracts from two Phase 2 studies of indoximod, used in combination with other agents, are now available on the website of the 2018 American Society of Clinical Oncology (ASCO) Annual Meeting. Presentation sessions and times are noted below. Additional data will be presented at ASCO.
Abstract 9512, Phase 2 trial of the IDO pathway inhibitor indoximod plus checkpoint inhibition for the treatment of patients with advanced melanoma, presented by Yousef Zakharia, MD, University of Iowa Hospitals and Clinics, Holden Comprehensive Cancer Center

•	Poster Session “Melanoma/Skin Cancers” - Poster Board #339 - Mon, Jun 4, 1:15PM - 4:45PM, McCormick Place, Hall A

•	Poster Discussion Session - Mon, Jun 4, 4:45PM - 6:00PM, McCormick Place, Rm E451

Abstract 4015, Phase 2 trial of the IDO pathway inhibitor indoximod plus gemcitabine / nab-paclitaxel for the treatment of patients with metastatic pancreas cancer, presented by Nathan Bahary, MD, PhD, University of Pittsburgh Medical Center Cancer Center Pavilion

•	Poster Session “Gastrointestinal (Noncolorectal) Cancer” - Poster Board #204 - Sun, Jun 3, 8:00AM - 11:30AM, McCormick Place, Hall A

•	Poster Discussion Session - Sun, Jun 3, 4:45PM - 6:00PM, McCormick Place, Hall D2

About Indoximod
Indoximod is an investigational, orally available small molecule targeting the IDO pathway. The IDO pathway is a key immuno-oncology target involved in regulating the tumor microenvironment and immune escape. Indoximod is being evaluated in combination with treatment regimens including chemotherapy, radiation, checkpoint blockade and cancer vaccines across multiple indications such as AML, DIPG and melanoma.
About NewLink Genetics Corporation
NewLink Genetics is a clinical stage biopharmaceutical company focusing on discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. For more information, please visit www.newlinkgenetics.com and follow us on Twitter @NLNKGenetics.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words "guidance," "upcoming," "will," "plan," “intend,” "anticipate," "approximate," "expect," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2018; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies;

Exhibit 99.1

its plans related to execution of clinical trials; plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics’ views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.
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Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Media Contact:
Sharon Correia
VP, Integrated Communications
LaVoieHealthScience
617-374-8800, ext. 105
scorreia@lavoiehealthscience.com